UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2023

FIVE BELOW, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-35600	75-3000378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Market Street
Suite 300 Philadelphia, PA 19106
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 546-7909

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	FIVE	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Financial Officer

On June 9, 2023, the Board of Directors (the “Board”) of Five Below, Inc. (the “Company”) appointed Kristy Chipman as the Company’s Chief Financial Officer, effective on or about July 17, 2023. Ms. Chipman will assume the roles of principal financial officer and principal accounting officer from Kenneth Bull, who was promoted to the role of Chief Operating Officer earlier this year.

In connection with her appointment, the Company entered into a letter agreement with Ms. Chipman on June 13, 2023 to set forth the initial terms of her employment and compensation. The letter agreement provides that Ms. Chipman will have an initial base salary of $600,000 per year and a target payout under the Company’s short-term (i.e., annual) incentive plan equal to 75% of her base salary (provided that her actual payout for any year may range from zero to 200% of target, depending on actual individual and/or corporate performance in that year).

In addition, the offer letter provides that Ms. Chipman will receive a new hire equity grant of a number of time-vested restricted stock units (“RSUs”) determined by dividing $250,000 by the closing price of the Company’s common stock on her start date. Subject to her continued service through the applicable vesting date, 50% of these RSUs will vest on the second anniversary of the grant date, and 25% of these RSUs will vest on each of the third and fourth anniversaries of the grant date.

The offer letter also describes Ms. Chipman’s 2023 and 2024 annual equity awards, which awards will have intended values at grant of $500,000 and $700,000, respectively. In each case, 75% of the annual equity award value will be allocated to performance-based restricted stock units (“PRSUs”) and 25% of the annual equity award value will be allocated to RSUs. These values will be converted into a number of PRSUs or RSUs by dividing the relevant dollar amount by the closing price of the Company’s common stock on the applicable grant date. The PRSUs will be subject to vesting over three years, based on Ms. Chipman’s continued service and subject to the achievement of performance metrics established by the Compensation Committee of the Board. The RSUs will be subject to vesting based on Ms. Chipman’s continued service, on the same schedule as described above with respect to her new hire equity award.

The offer letter also provides that Ms. Chipman will participate in the Company’s Executive Severance Plan. The Executive Severance Plan currently provides that, if the employment of an executive at Ms. Chipman’s level is terminated by the Company without cause or by the executive with good reason, he or she will be eligible for the following severance benefits following execution of a release of claims: (i) a lump sum payment equal to 12 months of base salary, plus (ii) reimbursement of the applicable premium for COBRA continuation coverage for up to 12 months, to the extent that premium exceeds the amount charged to active employees for comparable coverage.

Finally, the offer letter requires Ms. Chipman to enter into a Restrictive Covenant Agreement containing customary covenants regarding confidentiality and intellectual property and prohibiting Ms. Chipman from directly or indirectly competing with the Company or soliciting employees of the Company for 12 months following the cessation of her relationship with the Company.

The foregoing description of the letter agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the letter agreement and its exhibits, copies of which are filed as Exhibit 10.1 hereto and incorporated by reference herein.

Prior to joining the Company, Ms. Chipman served as Executive Vice President, Chief Financial Officer and Chief Operating Officer of Ruth’s Hospitality Group, Inc., a fine dining steakhouse company, from November 2020, and prior to that as Chief Financial Officer of Orangetheory Fitness, a global fitness franchise, from September 2019 to October 2020. Prior to that, Ms. Chipman served as Vice President, Finance, International and information Technology and later Vice President, Finance and Treasurer at Domino’s Pizza, a leading pizza delivery company, from August 2016 to August 2019. Prior to that, Ms. Chipman served in a variety of roles at McDonald’s Corporation and as an auditor at Crowe Chizek, an accounting firm.

Ms. Chipman holds a bachelor’s degree in accounting from Illinois Wesleyan University and a Master of Business Administration from DePaul University’s Kellstadt Graduate School of Business.

No family relationship exists between Ms. Chipman and any of the Company’s directors or executive officers. There are no arrangements or understandings between Ms. Chipman and any other person pursuant to which Ms. Chipman was selected as an officer of the Company, nor are there any transactions to which the Company is or was a participant and in which Ms. Chipman had or will have a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

Resignation of Director

On June 13, 2023, Catherine E. Buggeln advised the Board of her decision to resign from the Board effective June 14, 2023. Ms. Buggeln’s decision to resign was not the result of any disagreement with the Company or its management.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the 2023 Annual Meeting of Shareholders of the Company held on June 13, 2023 (the “Annual Meeting”), the

Company’s shareholders approved proposals to amend the Company’s Amended and Restated Bylaws, as amended, to: (i) limit the liability of officers; and (ii) amend the limitation of liability of directors provision (the “Amendments”), as permitted by Section 1735 and Section 1713 of Pennsylvania Business Corporation Law of 1988, respectively. The Board previously approved the Amendments, subject to receipt of shareholder approval at the Annual Meeting; therefore the Amendments took immediate effect after the Annual Meeting. The foregoing descriptions are summaries only, and are qualified in their entirety by reference to the complete text of the Amended and Restated Bylaws, which is being filed as Exhibit 3.1 to this Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders

A total of 55,663,461 shares of the Company’s common stock were entitled to vote as of April 18, 2023, the record date for the Annual Meeting, of which 52,588,293 were present in person or by proxy at the Annual Meeting. The following is a summary of the final voting results for each matter presented to shareholders, which are described in detail in the Company’s definitive proxy statement for the Annual Meeting, filed with the U.S. Securities and Exchange Commission on May 3, 2023.

PROPOSAL 1: Election of three Class II Directors to hold office until the 2024 Annual Meeting of Shareholders.

Name	For	Against	Abstentions	Broker Non-Votes
Joel D. Anderson	50,487,445	593,359	23,243	1,484,246
Kathleen S. Barclay	48,122,677	2,957,915	23,455	1,484,246
Thomas M. Ryan	46,112,343	4,968,123	23,581	1,484,246

PROPOSAL 2: Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 3, 2024.

Votes For	Votes Against	Abstentions	Broker Non-Votes
51,197,721	1,367,284	23,288	0

PROPOSAL 3: Approval on an advisory (non-binding) basis of the Company’s named executive officer compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
48,447,987	2,621,692	34,368	1,484,246

PROPOSAL 4: Amendment to the Company’s Amended and Restated Bylaws to limit the liability of officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
46,474,443	4,591,408	38,196	1,484,246

PROPOSAL 5: Amendment to the Company’s Amended and Restated Bylaws to amend the limitation of liability of directors provision.

Votes For	Votes Against	Abstentions	Broker Non-Votes
50,622,311	314,286	167,450	1,484,246

Item 7.01	Regulation FD Disclosure

On June 14, 2023 the Company issued a press release announcing the Chief Financial Officer appointment described above. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information in Item 7.01 of this Current Report and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended or incorporated by reference in any filing under the Securities Act of 1933 as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Five Below, Inc.

10.1	Offer Letter, dated June 13, 2023.

99.1	Press Release, dated June 14, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Below, Inc.

By:	/s/ Kenneth R. Bull
Name:	Kenneth R. Bull
Title:	Chief Operating Officer, Chief Financial Officer and Treasurer

Date: June 14, 2023